UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2024

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2024, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Manish H. Shah, age 60, and Amit Singhi, age 59, to the Board, effective August 12, 2024. Messrs. Shah and Singhi were each appointed to a term ending at the Company’s next annual meeting of shareholders to be held in 2024.

Mr. Shah is the Chief Digital Transformation Officer at ServiceNow (NYSE: NOW), an IT service management and workflow automation company. He is also the founder and principal member of Gnosis Advisory Group, a business leadership advisory firm. Prior to these roles, Mr. Shah was Senior Vice President and Chief Information Officer of Community Health Systems (NYSE: CYH), responsible for patient digital experience across 85 hospitals operating in 16 states from 2013 to 2020, as well as Senior Vice President of IT Infrastructure for Aurora Health Care. He has also served as a Director of Gibraltar Industries (NASDAQ: ROCK) since February 2021. Mr. Shah earned a Master of Science in Management Information Systems from Roosevelt University and an MBA from the Illinois Institute of Technology.

Mr. Singhi is the Chief Financial Officer of Humanetics, a high-tech global industrial technology group focusing on safety, digital and sensor solutions for critical environments. From 2017 to 2020, Mr. Singhi was the Chief Operating and Financial Officer of Piston Group, with responsibility for all operating and financial matters. Before that, from 2015 to 2017, he served as Chief Financial Officer at FLIR Systems (NASDAQ: FLIR), leading all finance and IT functions. Mr. Singhi began his career in 1994 at Ford Motor Company (NYSE: F). Mr. Singhi earned a Master of Science in Engineering and an MBA from the University of Michigan.

There is no arrangement or understanding between Mr. Shah or Mr. Singhi and any other person pursuant to which Messrs. Shah and Singhi were selected as directors. Since November 1, 2022, neither Mr. Shah nor Mr. Singhi have had any direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K.

In conjunction with their elections, the Board has appointed Messrs. Shah and Singhi to the Board’s Audit Committee, and it is expected that they will each be added to the Nominating & Corporate Governance Committee at the Board’s next regular meeting. Mr. Shah and Mr. Singhi will each be compensated for his service as a director and committee member pursuant to the Company’s standard director compensation practices, as set forth in the Company’s Corporate Governance Guidelines and more fully discussed in the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on January 25, 2024 (the “2024 Proxy”). Pursuant to this standard compensation practice and as more fully described in the 2024 Proxy, Messrs. Shah and Singhi are each receiving an annual grant of Restricted Stock Units on August 12, 2024, pro-rated to reflect their length of service during the fiscal year.

The foregoing is qualified by reference to the Press Release announcing Mr. Shah’s and Mr. Singhi’s election as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 99.1.     Press release dated August 12, 2024.

104     The cover page of this Current Report on Form 8-K (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

August 12, 2024	/s/ Paul B. Cornett
(Date)	Paul B. Cornett
Senior Vice President – General Counsel and Secretary

Exhibit Index

99.1 Press Release dated August 12, 2024.
104 The cover page of this Current Report on Form 8-K (embedded within the Inline XBRL document).